Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (No. 333-262633) on Form S-3 and registration statements (Nos. 333-281500, 333-273731, 333-270863, 333-270861, 333-248424, 333-220148, 333-198237, 333-176315, 333-151077, 333-138814, 333-118385, 333-102235, 333-50340) on Form S-8 of our report dated March 5, 2025, relating to the consolidated financial statements of Sherlock Biosciences, Inc. appearing in this Current Report on Form 8-K/A of OraSure Technologies, Inc.

/s/ Baker Newman & Noyes LLC
Boston, Massachusetts
March 7, 2025